Exhibit 99.1

Anworth Declares a $0.15 Per Share Second Quarter Common Stock Dividend and Reports Update on Series C Preferred Stock Sales

SANTA MONICA, Calif.--(BUSINESS WIRE)--June 15, 2017--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its board of directors declared a quarterly common stock dividend of $0.15 per share for the second quarter of 2017. The common stock dividend is payable on July 28, 2017 to common stockholders of record as of the close of business on June 30, 2017.

The Company also announced that during the second quarter through June 14, 2017, it issued through an At Market Issuance Sales Agreement with FBR Capital Markets & Co. 732,842 shares of its Series C Cumulative Redeemable Preferred Stock, which provided net proceeds to the Company of approximately $18.0 million.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, Director of Investor Relations
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com